Exhibit 1.01

Extreme Networks, Inc.

Conflict Minerals Report

For The Calendar Year Ended December 31, 2020

This Conflict Minerals Report (the “Report”) for Extreme Networks, Inc. (“we” or “our”) is provided in accordance with Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule 13p-1”) for the reporting period from January 1 to December 31, 2020. Rule 13p-1 requires the disclosure of certain information by companies that manufacture or contract to manufacture products that use minerals specified in Rule 13p-1 that are necessary to the functionality or production of these products. These minerals are columbite-tantalite (coltan), cassiterite, wolframite, gold, or their derivatives, which the Securities and Exchange Commission has limited to tantalum, tin, tungsten and gold (collectively, the “Minerals”).

We have determined that certain Minerals are necessary to the functionality or production of our networking equipment. We generally manufacture our products through contract manufacturers. As a result, we do not have direct relationships with some of our suppliers. In addition, due to the depth of the supply chain, we are far removed from the sources of ore from which these metals are produced and the smelters/refiners that process those ores. Consequently, we rely on our contract manufacturers, direct and indirect suppliers and industry initiatives for source information on the Minerals in our products.

For the reporting period from January 1 to December 31, 2020, we conducted reasonable country of origin (“RCOI”) activities followed by due diligence investigations to determine the source and chain of custody of the Minerals that are necessary to the functionality or production of our products.

We have reason to believe that a few smelters within our supply chain may be sourcing Minerals from the DRC-conflict areas. We believe that these smelters are certified Conflict Free by the Conflict Free Smelters Program.

If any DRC-supported source is found to benefit armed groups in the DRC-conflict areas, we will work to remove such suppliers from our supply chain. As of the date of this filing, the DRC-conflict areas include: the Democratic Republic of the Congo, Angola, Burundi, Central African Republic, the Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda, and Zambia.

Company Overview

We are a leader in providing software-driven networking solutions for enterprise customers. We conduct our sales and marketing activities on a worldwide basis through distributors, resellers and the Company’s field sales organization. We were incorporated in California in 1996 and reincorporated in Delaware in 1999.

Conflict Minerals Program

We have established a conflict minerals compliance program that is based on the framework established by the Organisation for Economic Cooperation and Development (the “OECD Framework”). We require our suppliers and our contract manufacturers to establish an ongoing process to determine the country of origin of any Minerals in our products.

Reasonable Country of Origin Inquiry

We conducted a RCOI on all of our suppliers. Of the 226 suppliers contacted by the Company, 147 suppliers provided responses to our questionnaires.

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Suppliers were asked to utilize the Responsible Minerals Initiative (the “RMI”) Conflict Minerals Reporting Template to report on their usage and sourcing of materials containing the Minerals. The RMI Conflict Minerals Reporting Template was developed by several of the world’s leading consumer electronics companies and is generally regarded as the most common reporting tool for conflict minerals content and sourcing information. However, not all suppliers responded using the template as requested.

Based on our RCOI, we believe that the sources of the Minerals contained in our products are from: (i) smelters designated as conflict free by the RMI; (ii) smelters that have not been designated as conflict free by the RMI, but that we believe are from areas other than the DRC-conflict areas; and (iii) scrap or recycled sources.

Design of Due Diligence Measures

The following are the due diligence measures we performed as a result of our RCOI:

1.    Company Policy. We established the Extreme Networks Conflict Minerals Policy, which has been communicated to our suppliers, which directs our suppliers to utilize a supply chain that does not support the conflict in the DRC-conflict areas. A copy of this policy is available on our website at http://www.extremenetworks.com/company/legal/conflict-minerals.

2.    Surveys. We conducted supply-chain surveys with our direct suppliers using the Conflict Minerals Reporting Template to identify the smelters and refiners and to determine the risks of any sources from the DRC-conflict areas within our supply chain. Supplier responses were evaluated for plausibility, consistency and gaps, both in terms of which products were stated to contain or not contain the Minerals, and the origin of the Minerals. In addition, we validated the information received from our suppliers, to the extent possible, using different procedures such as comparing different supplier responses for inconsistencies related to the same Minerals.

3.    Follow-up on Survey Responses. We followed-up with the suppliers surveyed, to the extent possible, on missing and inconsistent information.

4.    Industry Supply Chain Management Tools. In addition to direct queries to our suppliers, we utilized industry supply chain management tools and a third party to determine if there is any risk that the Minerals being used in our products are from DRC-conflict areas and benefit armed groups in these areas. For example, we checked the conflict-free status of smelters and refiners on the RMI’s website.

5.    Continual Investigation. We are continually trying to identify risks within our supply chain. If any DRC-supported source is found to benefit armed groups in the DRC-conflict areas, we plan to work to remove such suppliers from our supply chain in accordance with our environmental standards and our Conflict Minerals Policy.

Location of Smelters and Refiners

As part of the due diligence process we reviewed surveys on the Minerals from an aggregate total of approximately 226 suppliers. These surveys listed a total of approximately 333 smelters and refiners. Some of these suppliers provided information at a part number level and were able to specifically identify the smelters from which their Minerals were procured. Other suppliers provided their complete list of smelters, but were unable to identify the specific smelters from which the Minerals used for our products were procured. As some of the surveys we received are company-wide and not product specific, we believe these surveys may include smelters and refiners that do not provide the Minerals that are used in our products. Due to the use of company-wide surveys by some suppliers and the multiple levels of suppliers in our

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supply chain we are unable to determine with certainty at this time a complete list of smelters and refiners listed in the surveys that actually provide the specific Minerals used in our products. However, we believe the smelters and refiners used in our products may include those listed on Exhibit A.

Country of Origin

Due to the use of company-wide surveys by some suppliers and the multiple levels of suppliers in our supply chain we are unable to determine with certainty at this time a complete list of countries of origin listed in the surveys that actually provide the specific Minerals used in our products. However, we believe the smelters and refiners used in our products may include those from the countries of origin listed on Exhibit A and that the Minerals from such smelters and mines may originate from Andorra, Australia, Austria, Belgium, Bolivia, Brazil, Canada, Chile, China, Colombia, Czechia, Estonia, France, Germany, Ghana, India, Indonesia, Italy, Japan, Kazakhstan, Republic of Korea, Kyrgyzstan, Lithuania, Malaysia, Mauritania, Mexico, Myanmar, Netherlands, New Zealand, North Macedonia, Norway, Peru, Philippines, Poland, Russian Federation, Rwanda, Saudi Arabia, Singapore, South Africa, Spain, Sudan, Sweden, Switzerland, Taiwan, Thailand, Turkey, Uganda, United Arab Emirates, United States of America, Uzbekistan, Vietnam, and Zimbabwe. In addition, as mentioned above we have reason to believe some of the Minerals may have been sourced in the DRC-conflict areas, but that the smelters and refiners who identified these countries have all been certified as conflict free.

Steps to be taken to mitigate future risk

We intend to take the following steps to improve the program and further mitigate any risk that the necessary Minerals in our products could benefit armed groups in the DRC-conflict areas:

1.    Compliance Module. We plan to continue the implementation of the compliance module within our Product Lifecycle Management system which includes the use of a third party. Through this module, we expect to increase the response rate of our suppliers’ surveys.

2.    Quality Management System. We plan to continue to refine the RCOI and conflict minerals disclosure process in connection with our Quality Management System (“QMS”). The QMS includes a “corrective action-preventive action process” that is consistent with the OECD Framework.

3.    Work with Suppliers on Quality of Information. We plan to continue to communicate our expectations regarding the quality of information to be provided by our suppliers. We also plan to request that all our suppliers provide a completed and accurate RMI Conflict Minerals Reporting Template for the products that such suppliers manufacture for us that include the Minerals.

Over time, we anticipate that the amount of information globally available regarding the traceability and sourcing of the Minerals will increase.

FORWARD-LOOKING STATEMENTS

Statements relating to due diligence improvements are forward-looking in nature and are based on our current expectations or beliefs. These forward-looking statements are not a guarantee of performance and are subject to a number of uncertainties and other factors that may be outside of our control and which could cause actual events to differ materially from those expressed or implied by the statements made herein.

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DOCUMENTS INCORPORATED BY REFERENCE

Unless otherwise stated herein, any documents, third-party materials or references to websites (including our website) are not incorporated by reference in, or considered to be a part of this Report, unless expressly incorporated by reference herein.

INHERENT LIMITATIONS ON DUE DILIGENCE MEASURES

Our due diligence measures can provide only reasonable, not absolute, assurance regarding the source and chain of custody of the Minerals. Our due diligence processes are based on the necessity of seeking data from our direct suppliers and those suppliers seeking similar information within their supply chains to identify the original sources of the Minerals. Such sources of information may yield inaccurate or incomplete information and may be subject to fraud.

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Exhibit A

Smelter Identification Number	Metal	Smelter Reference List	Smelter Country
CID002762	Gold	L'Orfebre S.A.	Andorra
CID002030	Gold	Western Australian Mint (T/a The Perth Mint)	Australia
CID002779	Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria
CID001980	Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium
CID002587	Gold	Tony Goetz NV	Belgium
CID000058	Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil
CID002606	Gold	Marsam Metals	Brazil
CID000924	Gold	Asahi Refining Canada Ltd.	Canada
CID001534	Gold	Royal Canadian Mint	Canada
CID000185	Gold	CCR Refinery - Glencore Canada Corporation	Canada
CID002919	Gold	Planta Recuperadora de Metales SpA	Chile
CID000773	Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China
CID000343	Gold	Daye Non-Ferrous Metals Mining Ltd.	China
CID001362	Gold	Penglai Penggang Gold Industry Co., Ltd.	China
CID001916	Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China
CID001947	Gold	Tongling Nonferrous Metals Group Co., Ltd.	China

CID002525	Gold	Shandong Humon Smelting Co., Ltd.	China
CID002527	Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China
CID000522	Gold	Refinery of Seemine Gold Co., Ltd.	China
CID000707	Gold	Heraeus Metals Hong Kong Ltd.	China
CID000767	Gold	Hunan Chenzhou Mining Co., Ltd.	China
CID001810	Gold	Smelter Not Listed	China
CID000801	Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China
CID000855	Gold	Jiangxi Copper Co., Ltd.	China
CID001093	Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China
CID001056	Gold	Lingbao Gold Co., Ltd.	China
CID001058	Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China
CID000197	Gold	Yunnan Copper Industry Co., Ltd.	China
CID000651	Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China
CID001909	Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China
CID002243	Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China
CID001619	Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China
CID001622	Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China
CID002224	Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China

CID002312	Gold	Guangdong Jinding Gold Limited	China
CID000671	Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
CID001736	Gold	Sichuan Tianze Precious Metals Co., Ltd.	China
CID001147	Gold	Metalor Technologies (Suzhou) Ltd.	China
CID001149	Gold	Metalor Technologies (Hong Kong) Ltd.	China
CID003421	Gold	C.I Metales Procesados Industriales SAS	Colombia
CID003529	Gold	Sancus ZFS (L’Orfebre, SA)	Colombia
CID002290	Gold	SAFINA A.S.	Czechia
CID002761	Gold	SAAMP	France
CID002778	Gold	WIELAND Edelmetalle GmbH	Germany
CID000113	Gold	Aurubis AG	Germany
CID000035	Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany
CID000362	Gold	DODUCO Contacts and Refining GmbH	Germany
CID002777	Gold	SAXONIA Edelmetalle GmbH	Germany
CID000694	Gold	Heimerle + Meule GmbH	Germany
CID000711	Gold	Heraeus Precious Metals GmbH & Co. KG	Germany
CID000176	Gold	C. Hafner GmbH + Co. KG	Germany
CID002867	Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany

CID003186	Gold	Gold Coast Refinery	Ghana
CID002588	Gold	Shirpur Gold Refinery Ltd.	India
CID002509	Gold	MMTC-PAMP India Pvt., Ltd.	India
CID003382	Gold	CGR Metalloys Pvt Ltd.	India
CID003383	Gold	Sovereign Metals	India
CID002893	Gold	JALAN & Company	India
CID003461	Gold	Augmont Enterprises Private Limited	India
CID002863	Gold	Bangalore Refinery	India
CID003463	Gold	Kundan Care Products Ltd.	India
CID003548	Gold	MD Overseas	India
CID003487	Gold	Emerald Jewel Industry India Limited (Unit 1)	India
CID003488	Gold	Emerald Jewel Industry India Limited (Unit 2)	India
CID003489	Gold	Emerald Jewel Industry India Limited (Unit 3)	India
CID003490	Gold	Emerald Jewel Industry India Limited (Unit 4)	India
CID002852	Gold	GCC Gujrat Gold Centre Pvt. Ltd.	India
CID002853	Gold	Sai Refinery	India
CID001397	Gold	PT Aneka Tambang (Persero) Tbk	Indonesia
CID000233	Gold	Chimet S.p.A.	Italy

CID002763	Gold	8853 S.p.A.	Italy
CID002765	Gold	Italpreziosi	Italy
CID002580	Gold	T.C.A S.p.A	Italy
CID002973	Gold	Safimet S.p.A	Italy
CID000090	Gold	Asaka Riken Co., Ltd.	Japan
CID000823	Gold	Japan Mint	Japan
CID001325	Gold	Ohura Precious Metal Industry Co., Ltd.	Japan
CID000937	Gold	JX Nippon Mining & Metals Co., Ltd.	Japan
CID001938	Gold	Tokuriki Honten Co., Ltd.	Japan
CID000082	Gold	Asahi Pretec Corp.	Japan
CID000019	Gold	Aida Chemical Industries Co., Ltd.	Japan
CID001798	Gold	Sumitomo Metal Mining Co., Ltd.	Japan
CID002100	Gold	Yamakin Co., Ltd.	Japan
CID000981	Gold	Kojima Chemicals Co., Ltd.	Japan
CID001259	Gold	Nihon Material Co., Ltd.	Japan
CID000264	Gold	Chugai Mining	Japan
CID002129	Gold	Yokohama Metal Co., Ltd.	Japan
CID000807	Gold	Ishifuku Metal Industry Co., Ltd.	Japan

CID000425	Gold	Eco-System Recycling Co., Ltd. East Plant	Japan
CID001119	Gold	Matsuda Sangyo Co., Ltd.	Japan
CID001875	Gold	Tanaka Kikinzoku Kogyo K.K.	Japan
CID003424	Gold	Eco-System Recycling Co., Ltd. North Plant	Japan
CID003425	Gold	Eco-System Recycling Co., Ltd. West Plant	Japan
CID001188	Gold	Mitsubishi Materials Corporation	Japan
CID001193	Gold	Mitsui Mining and Smelting Co., Ltd.	Japan
CID000401	Gold	Dowa	Japan
CID000957	Gold	Kazzinc	Kazakhstan
CID000956	Gold	Kazakhmys Smelting LLC	Kazakhstan
CID002615	Gold	TOO Tau-Ken-Altyn	Kazakhstan
CID001955	Gold	Torecom	Korea, Republic of
CID003195	Gold	DS PRETECH Co., Ltd.	Korea, Republic of
CID000778	Gold	HwaSeong CJ CO., LTD.	Korea, Republic of
CID002605	Gold	Korea Zinc Co., Ltd.	Korea, Republic of
CID000359	Gold	DSC (Do Sung Corporation)	Korea, Republic of
CID001555	Gold	Samduck Precious Metals	Korea, Republic of
CID001562	Gold	Samwon Metals Corp.	Korea, Republic of

CID001078	Gold	LS-NIKKO Copper Inc.	Korea, Republic of
CID000689	Gold	LT Metal Ltd.	Korea, Republic of
CID003189	Gold	NH Recytech Company	Korea, Republic of
CID002918	Gold	SungEel HiMetal Co., Ltd.	Korea, Republic of
CID001029	Gold	Kyrgyzaltyn JSC	Kyrgyzstan
CID003153	Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania
CID002857	Gold	Modeltech Sdn Bhd	Malaysia
CID003540	Gold	Sellem Industries Ltd.	Mauritania
CID001161	Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico
CID000180	Gold	Caridad	Mexico
CID002582	Gold	REMONDIS PMR B.V.	Netherlands
CID002282	Gold	Morris and Watson	New Zealand
CID003497	Gold	K.A. Rasmussen	Norway
CID000128	Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
CID002511	Gold	KGHM Polska Miedz Spolka Akcyjna	Poland
CID001326	Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation
CID001386	Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation

CID000927	Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation
CID000929	Gold	JSC Uralelectromed	Russian Federation
CID000493	Gold	OJSC Novosibirsk Refinery	Russian Federation
CID001756	Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation
CID001204	Gold	Moscow Special Alloys Processing Plant	Russian Federation
CID002865	Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation
CID001032	Gold	L'azurde Company For Jewelry	Saudi Arabia
CID001152	Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore
CID001512	Gold	Rand Refinery (Pty) Ltd.	South Africa
CID002850	Gold	AU Traders and Refiners	South Africa
CID003575	Gold	Metal Concentrators SA (Pty) Ltd.	South Africa
CID001585	Gold	SEMPSA Joyeria Plateria S.A.	Spain
CID002567	Gold	Sudan Gold Refinery	Sudan
CID000157	Gold	Boliden AB	Sweden
CID000077	Gold	Argor-Heraeus S.A.	Switzerland
CID001352	Gold	PAMP S.A.	Switzerland
CID001498	Gold	PX Precinox S.A.	Switzerland
CID000189	Gold	Cendres + Metaux S.A.	Switzerland

CID001153	Gold	Metalor Technologies S.A.	Switzerland
CID002003	Gold	Valcambi S.A.	Switzerland
CID002516	Gold	Singway Technology Co., Ltd.	Taiwan, Province of China
CID001761	Gold	Solar Applied Materials Technology Corp.	Taiwan, Province of China
CID002314	Gold	Umicore Precious Metals Thailand	Thailand
CID000103	Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
CID001220	Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey
CID000814	Gold	Istanbul Gold Refinery	Turkey
CID003185	Gold	African Gold Refinery	Uganda
CID002584	Gold	Fujairah Gold FZC	United Arab Emirates
CID002560	Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates
CID002561	Gold	Emirates Gold DMCC	United Arab Emirates
CID002562	Gold	International Precious Metal Refiners	United Arab Emirates
CID003348	Gold	Dijllah Gold Refinery FZC	United Arab Emirates
CID002563	Gold	Kaloti Precious Metals	United Arab Emirates
CID000920	Gold	Asahi Refining USA Inc.	United States of America
CID001993	Gold	United Precious Metal Refining, Inc.	United States of America
CID000015	Gold	Advanced Chemical Company	United States of America

CID000969	Gold	Kennecott Utah Copper LLC	United States of America
CID001113	Gold	Materion	United States of America
CID001546	Gold	Sabin Metal Corp.	United States of America
CID001157	Gold	Metalor USA Refining Corporation	United States of America
CID002459	Gold	Geib Refining Corporation	United States of America
CID002708	Gold	Abington Reldan Metals, LLC	United States of America
CID003500	Gold	Alexy Metals	United States of America
CID003557	Gold	Metallix Refining Inc.	United States of America
CID002872	Gold	Pease & Curren	United States of America
CID003324	Gold	QG Refining, LLC	United States of America
CID001236	Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
CID000041	Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
CID002515	Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe
CID002707	Tantalum	Resind Industria e Comercio Ltda.	Brazil
CID001076	Tantalum	LSM Brasil S.A.	Brazil
CID001175	Tantalum	Mineracao Taboca S.A.	Brazil
CID000914	Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
CID000917	Tantalum	Jiujiang Tanbre Co., Ltd.	China

CID002512	Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China
CID001277	Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
CID000460	Tantalum	F&X Electro-Materials Ltd.	China
CID000211	Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China
CID001522	Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China
CID002508	Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China
CID002492	Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
CID002505	Tantalum	FIR Metals & Resource Ltd.	China
CID000616	Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China
CID002506	Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China
CID002842	Tantalum	Jiangxi Tuohong New Raw Material	China
CID001200	Tantalum	NPM Silmet AS	Estonia
CID002545	Tantalum	H.C. Starck Tantalum and Niobium GmbH	Germany
CID002547	Tantalum	H.C. Starck Hermsdorf GmbH	Germany
CID002550	Tantalum	H.C. Starck Smelting GmbH & Co. KG	Germany
CID001163	Tantalum	Metallurgical Products India Pvt., Ltd.	India
CID000092	Tantalum	Asaka Riken Co., Ltd.	Japan
CID001869	Tantalum	Taki Chemical Co., Ltd.	Japan

CID002558	Tantalum	Global Advanced Metals Aizu	Japan
CID001192	Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan
CID002549	Tantalum	H.C. Starck Ltd.	Japan
CID001969	Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan
CID002539	Tantalum	KEMET Blue Metals	Mexico
CID002847	Tantalum	Power Resources Ltd.	North Macedonia
CID001769	Tantalum	Solikamsk Magnesium Works OAO	Russian Federation
CID002544	Tantalum	H.C. Starck Co., Ltd.	Thailand
CID001508	Tantalum	QuantumClean	United States of America
CID002548	Tantalum	H.C. Starck Inc.	United States of America
CID000456	Tantalum	Exotech Inc.	United States of America
CID001891	Tantalum	Telex Metals	United States of America
CID002504	Tantalum	D Block Metals, LLC	United States of America
CID002557	Tantalum	Global Advanced Metals Boyertown	United States of America
CID002773	Tin	Metallo Belgium N.V.	Belgium
CID001337	Tin	Operaciones Metalurgicas S.A.	Bolivia (Plurinational State of)
CID000438	Tin	EM Vinto	Bolivia (Plurinational State of)
CID000448	Tin	Estanho de Rondonia S.A.	Brazil

CID001758	Tin	Soft Metais Ltda.	Brazil
CID002706	Tin	Resind Industria e Comercio Ltda.	Brazil
CID002500	Tin	Melt Metais e Ligas S.A.	Brazil
CID002036	Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil
CID002468	Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil
CID002756	Tin	Super Ligas	Brazil
CID001173	Tin	Mineracao Taboca S.A.	Brazil
CID003486	Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil
CID000942	Tin	Gejiu Kai Meng Industry and Trade LLC	China
CID002844	Tin	HuiChang Hill Tin Industry Co., Ltd.	China
CID003190	Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China
CID003379	Tin	Ma'anshan Weitai Tin Co., Ltd.	China
CID001231	Tin	Jiangxi New Nanshan Technology Ltd.	China
CID000555	Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China
CID003397	Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China
CID003410	Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China
CID000228	Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China
CID000538	Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China

CID001070	Tin	China Tin Group Co., Ltd.	China
CID001908	Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China
CID002158	Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China
CID002180	Tin	Yunnan Tin Company Limited	China
CID003116	Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China
CID002848	Tin	Gejiu Fengming Metallurgy Chemical Plant	China
CID003356	Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China
CID003409	Tin	Precious Minerals and Smelting Limited	India
CID000309	Tin	PT Aries Kencana Sejahtera	Indonesia
CID001399	Tin	PT Artha Cipta Langgeng	Indonesia
CID002816	Tin	Smelter Not Listed	Indonesia
CID003205	Tin	PT Bangka Serumpun	Indonesia
CID001402	Tin	Smelter Not Listed	Indonesia
CID002835	Tin	PT Menara Cipta Mulia	Indonesia
CID001477	Tin	PT Timah Tbk Kundur	Indonesia
CID001482	Tin	PT Timah Tbk Mentok	Indonesia
CID001486	Tin	PT Timah Nusantara	Indonesia
CID001490	Tin	PT Tinindo Inter Nusa	Indonesia

CID001460	Tin	PT Refined Bangka Tin	Indonesia
CID001468	Tin	PT Stanindo Inti Perkasa	Indonesia
CID002593	Tin	PT Rajehan Ariq	Indonesia
CID002696	Tin	Smelter Not Listed	Indonesia
CID001428	Tin	Smelter Not Listed	Indonesia
CID003381	Tin	PT Rajawali Rimba Perkasa	Indonesia
CID001406	Tin	PT Babel Surya Alam Lestari	Indonesia
CID001453	Tin	PT Mitra Stania Prima	Indonesia
CID002503	Tin	PT ATD Makmur Mandiri Jaya	Indonesia
CID002455	Tin	CV Venus Inti Perkasa	Indonesia
CID002570	Tin	CV Ayi Jaya	Indonesia
CID001458	Tin	PT Prima Timah Utama	Indonesia
CID002870	Tin	PT Lautan Harmonis Sejahtera	Indonesia
CID003449	Tin	PT Mitra Sukses Globalindo	Indonesia
CID001191	Tin	Mitsubishi Materials Corporation	Japan
CID000402	Tin	Dowa	Japan
CID001105	Tin	Malaysia Smelting Corporation (MSC)	Malaysia
CID002858	Tin	Modeltech Sdn Bhd	Malaysia

CID003208	Tin	Pongpipat Company Limited	Myanmar
CID001182	Tin	Minsur	Peru
CID002517	Tin	O.M. Manufacturing Philippines, Inc.	Philippines
CID000468	Tin	Fenix Metals	Poland
CID001305	Tin	Novosibirsk Processing Plant Ltd.	Russian Federation
CID003387	Tin	Luna Smelter, Ltd.	Rwanda
CID002774	Tin	Metallo Spain S.L.U.	Spain
CID003524	Tin	CRM Synergies	Spain
CID001539	Tin	Rui Da Hung	Taiwan, Province of China
CID001314	Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
CID001898	Tin	Thaisarco	Thailand
CID000292	Tin	Alpha	United States of America
CID001142	Tin	Metallic Resources, Inc.	United States of America
CID003325	Tin	Tin Technology & Refining	United States of America
CID002834	Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	Viet Nam
CID002703	Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam
CID002574	Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam

CID002572	Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam
CID002573	Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam
CID002015	Tin	VQB Mineral and Trading Group JSC	Viet Nam
CID002044	Tungsten	Wolfram Bergbau und Hutten AG	Austria
CID002833	Tungsten	ACL Metais Eireli	Brazil
CID003427	Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil
CID003468	Tungsten	Cronimet Brasil Ltda	Brazil
CID000769	Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China
CID002641	Tungsten	China Molybdenum Co., Ltd.	China
CID002513	Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China
CID002551	Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China
CID002645	Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	China
CID002317	Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
CID002830	Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China
CID000766	Tungsten	Hunan Chenzhou Mining Co., Ltd.	China
CID002082	Tungsten	Xiamen Tungsten Co., Ltd.	China
CID003401	Tungsten	Fujian Ganmin RareMetal Co., Ltd.	China

CID003417	Tungsten	GEM Co., Ltd.	China
CID000258	Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China
CID000875	Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China
CID000218	Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China
CID000281	Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China
CID002494	Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China
CID002316	Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China
CID002319	Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China
CID002320	Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China
CID002313	Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China
CID002315	Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
CID002318	Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China
CID002321	Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China
CID002541	Tungsten	H.C. Starck Tungsten GmbH	Germany
CID002542	Tungsten	H.C. Starck Smelting GmbH & Co. KG	Germany
CID000004	Tungsten	A.L.M.T. Corp.	Japan
CID000825	Tungsten	Japan New Metals Co., Ltd.	Japan
CID003388	Tungsten	KGETS Co., Ltd.	Korea, Republic of

CID002827	Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines
CID002845	Tungsten	Moliren Ltd.	Russian Federation
CID002649	Tungsten	Hydrometallurg, JSC	Russian Federation
CID003416	Tungsten	NPP Tyazhmetprom LLC	Russian Federation
CID003408	Tungsten	JSC "Kirovgrad Hard Alloys Plant"	Russian Federation
CID002724	Tungsten	Unecha Refractory metals plant	Russian Federation
CID003553	Tungsten	Artek LLC	Russian Federation
CID003407	Tungsten	Lianyou Metals Co., Ltd.	Taiwan, Province of China
CID000105	Tungsten	Kennametal Huntsville	United States of America
CID002589	Tungsten	Niagara Refining LLC	United States of America
CID000966	Tungsten	Kennametal Fallon	United States of America
CID000568	Tungsten	Global Tungsten & Powders Corp.	United States of America
CID002543	Tungsten	Masan Tungsten Chemical LLC (MTC)	Viet Nam
CID002502	Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam